EXHIBIT (6)(f)


                                    AGREEMENT
                                     BETWEEN
                            TUTORNET.COM GROUP, INC.
                                       AND
                                SEARCHHELP, INC.


     TUTORNET.COM GROUP, INC. (hereafter referred to as "TUTORNET"), a Delaware corporation, located at 481 Carlisle Drive, Herndon, Virginia 20170 and SEARCHHELP, INC. (hereafter referred to as "SearchHelp") a Delaware corporation, located at 1055 Stewart Avenue, Bethpage, NY 11714, desire to proceed as follows:

     PURPOSE: The purpose of the agreement between TUTORNET and SearchHelp (hereafter referred to as the "Agreement") is to establish a strategic alliance between TUTORNET and SearchHelp to provide real-time online tutoring services to SearchHelp customers, school partners, and Parent Teacher Associations via the Internet and TUTORNET's electronic classrooms.

1.   TUTORNET SERVICE

     TUTORNET will provide its online education to SearchHelp via a personalized web site that will be developed by TUTORNET. TUTORNET services will consist of the following components:

     (a) Development of a private label web site called "SearchHelp TUTORNET" to facilitate the electronic classrooms for the tutoring service.

     (b) Teaching resources that conduct the academic sessions with SearchHelp customers.

     (c)  Classroom curriculum and scheduled classes.

     (d) Online classroom user ID and password registration and authentication management of SearchHelp customers via a secured database process.

     (e) Technical support coordination with SearchHelp technical groups to facilitate web site changes, classroom software upgrades, new software releases, and trouble-shooting technical problems that may occur between TUTORNET web/classrooms and SearchHelp web site.

     (f) Customer service personnel to resolve SearchHelp customers' problems with accessing the classrooms.

2.   ELECTRONIC CLASSROOM SERVICE

     TUTORNET will allow SearchHelp customers to use its electronic classroom technology to provide distance learning education services. SearchHelp customers will be given license rights to access the electronic classrooms after being registered and authenticated via TUTORNET's secured database and login software. SearchHelp customers will be required to execute TUTORNET's software license use agreement attached hereto as Exhibit A prior to using any TUTORNET services as described on the attached Exhibit A.

     TUTORNET will only permit SearchHelp customers to utilize its interactive electronic classroom and tutoring web sites. Each of SearchHelp's customers that sign up for their education service that is provided by TUTORNET will be required to sign TUTORNET's license agreement. SearchHelp and its customers that use TUTORNET's electronic classroom are prohibited from recompiling, reverse engineering or otherwise viewing the source code of TUTORNET's electronic classroom, educational WEB based platform and products. TUTORNET is responsible for the customer experience in the electronic classroom and not the private label site. Therefore, TUTORNET License Agreement must be signed by SearchHelp's customers, when they log on to use the service.

3.   GRANT OF RIGHTS

     During the term of this Agreement and subject to the terms described below, TUTORNET licenses the use of its electronic classroom to SearchHelp, non-exclusive rights to its educational products and materials, including all upgrades, updates and patches thereto, and any and all training and other documentation or files associated therewith to enable SearchHelp to:

     (a)  Incorporate   SearchHelp's   customers  into  TUTORNET's   interactive
electronic classroom and tutoring web sites; and

     (b) Display, distribute and use the TUTORNET electronic classroom only via the Internet and comparable means of electronic transmission and not for reproduction in book or printed form or incorporated in tangible media, including but not limited to, computer disks, CD-ROMs, and other forms of portable storage media.

     SearchHelp is prohibited from recompiling, reverse engineering or otherwise
viewing  the  source  code  of  TUTORNET's  electronic  classroom,   educational
web-based platform and products.

     TUTORNET grants SearchHelp the rights to use TUTORNET's electronic classroom and tutoring web site in SearchHelp's advertising, marketing and sales promotions whether via the Internet; in printed, radio, or televised media; and/or in direct sales presentations by SearchHelp representatives at TUTORNET's discretion.

     Limitations  on Rights:  The grant of rights by  TUTORNET is limited by the
     ----------------------
following:

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

     (a) SearchHelp agrees not to transfer TUTORNET's electronic classroom and its associated educational web site material and software to any other company or persons, and will keep the material on its systems only.

     (b) All rights not expressly granted to SearchHelp herein are reserved to TUTORNET.

4.   TUTORNET NETUCATION SERVICES

     TUTORNET tutors (the "Netucators") consist of certified teachers, college professors, graduate students, and professionals in the areas of mathematics, science, and language arts. The tutors are responsible for classroom decorum and control the flow of interactivity between themselves and the students. The tutors have the right to electronically expel SearchHelp customers, if they use profanity or disrupt the classes. TUTORNET will refund SearchHelp customers their full monthly subscription if they are expelled from its classroom. SearchHelp customers that enter the TUTORNET classroom must agree to the classroom rules, which are attached as Schedule A as outlined on the TUTORNET web site.

     TUTORNET agrees to have the Netucators available to tutor SearchHelp customers pursuant to the class schedule, in the form attached as Exhibit B, which schedule shall be posted on SearchHelp and TUTORNET web sites. TUTORNET currently provides tutoring services in the following subjects: Algebra, Geometry, Basic Math, and Biology. TUTORNET will add English Language and Reading by January 3, 2002. Also, TUTORNET will add the following subjects to its services by the end of January 2002: Calculus, Trigonometry, Chemistry, Physic, SAT and GED Prep. The Netucators will teach SearchHelp customers according to the TUTORNET curriculum (which closely follows the Virginia State, Fairfax County Public School curriculum. This school system is one of the top systems in the United States) in the aforementioned subjects (see Exhibit C). TUTORNET does not advocate one school curriculum over another but endeavors to teach the students to the best of their abilities. TUTORNET does not represent that every student that is tutored by the Netucators will improve in their performance academically but results will vary according to how each student applies themselves.

5.   CLASSROOM ACCESS & SECURITY

     TUTORNET will provide a secured learning environment for SearchHelp customers via its advanced registration and security management software. Each SearchHelp customer will have a unique user ID and password. The student will be able to select his or her own user ID and password. Their passwords will be protected and not visible to anyone else. TUTORNET obtains detailed information on each student that signs up for its service, so that they can be tracked for security purposes, so that if anyone acts to break any laws, TUTORNET can report them to local authorities. TUTORNET shall be responsible for tracking every electronic classroom session in order to reproduce it, in case the law authorities need it, if the law is broken by one of the students or Netucators.

     Any student that does not follow TUTORNET classroom rules will be expelled and remove from the service. TUTORNET will refund their subscription and inform their parent or legal guardian of their inappropriate behavior.



6.   TECHNICAL SUPPORT

     TUTORNET will provide technical support for the private label site to resolve technical problems, maintain a 99.5% service availability, and make changes to the WEB site as requested and agreed to by TUTORNET and Search Help authorized personnel.

7.   PRICING & PAYMENTS

     TUTORNET pricing is as follows:

     The retail price for the SearchHelp TUTORNET private label service is as follows:

              $39.99 SearchHelp TUTORNET service: allows its user to access the TUTORNET service and log in to a TUTORNET classroom of the user's choice for an unlimited number of sessions and subjects, within a thirty (30) day period following the user signup and registration.

     TUTORNET will wholesale the SearchHelp TUTORNET service to SearchHelp at the following rate:

              $39.99 retail SearchHelp TUTORNET - TUTORNET shall pay a fee of $16.00 to SearchHelp each time a SearchHelp customer registers to use the SearchHelp TUTORNET.

8.   E-PAYMENTS

     TUTORNET will use its e-processing capability to debit the customers' credit cards in real-time when they sign up on the private label site. On the fifth (5th) day of every month, TUTORNET will provide SearchHelp with an XML report, that consists of the database of customers that have signed up and paid for the previous month's service. The information from this report can be used by Serach Help to develop its invoice that will be sent to TUTORNET to pay the $16.00 fee for each Search Help customer that paid for the service. If TUTORNET does not pay the invoices within 45 days of their due date, then TUTORNET shall pay SearchHelp five percent (5%) interest on such payment due.

9.   CO-MARKETING INITIATIVES

     TUTORNET: TUTORNET will display SearchHelp partnership logo on its web pages and provide links to the site. TUTORNET will include a partnership statement in its advertisements, as it deems appropriate. TUTORNET will not do any of these aforementioned displays unless approved by SearchHelp.

     SEARCHHELP: SearchHelp will display TUTORNET partnership logo on its web pages and provide links to the site. SearchHelp will include a partnership statement in its advertisements, as it deems appropriate. SearchHelp will not place any of these aforementioned displays on its site, unless approved by TUTORNET.

10.  PAYMENT

     The Fee will be paid by TUTORNET to SearchHelp on a monthly basis as described under Section 7.

11.  AUDIT

     SearchHelp reserves the right within thirty (30) days' notice to TUTORNET to audit the books and records of TUTORNET and make copies as it relates to the revenue sharing agreement contained in this Agreement.

12.  CONFIDENTIALITY OF RECORDS

     SearchHelp and TUTORNET acknowledge and affirm that they are bound by all terms of a non-disclosure agreement entered into on 12/06/2001.

13.  APPLICABLE LAW

     The Commonwealth of Virginia Law shall govern this Agreement.

14.  TERM

     The initial term of this Agreement is one (1) year. Thereafter this Agreement will automatically renew for successive one (1) year terms, unless it is earlier terminated. If either party shall materially breach this agreement, the other party may terminate the agreement upon thirty (30) days prior written notice, unless the breaching party cures the breach during that time frame. SearchHelp shall have the right to remove the site or links to the site from availability during the cure period. Upon termination, all obligations hereunder shall terminate, except (a) for the obligations of TUTORNET to complete all orders placed prior to the termination date and to provide SearchHelp with the required information and fees on all orders placed prior to termination date and
(b) the obligations for indemnification, limitation of liability, obligations of confidentiality and the warranties, which shall survive the expiration or earlier termination of this Agreement.

15.  TERMINATION

     Either party may terminate the agreement with a thirty (30) day notice. TUTORNET will continue to pay Search Help for their customers that continue to keep the private label tutoring service. After those customers cancel their service with the private label site, then TUTORNET will stop sending the $16.00 monthly payment to Search Help.

16.  PATENT, COPYRIGHT AND TRADE SECRET INDEMNITY

     TUTORNET and SearchHelp warrant that use of any material, product or part thereof (including, but not limited to, software, firmware, service, system design, or equipment) furnished under this Agreement by either party shall not infringe any United States patent, copyright, trade secret or other proprietary right.

17.  LIMITATION OF LIABILITY

     SearchHelp and TUTORNET shall indemnify the other against all liability and loss in connection with this Agreement, and shall assume full responsibility for payment of, all federal, state, and local taxes, or contributions required under unemployment insurance, social security, and withholdings under any other applicable laws. Neither SearchHelp nor TUTORNET shall indemnify the other for acts of the other's agents' intentional acts, negligence, recklessness, or malicious conduct of the other unless one party is determined by a non-appealable court order to be completely at fault, then that party shall indemnify the other party.

18.  ASSIGNMENTS

     Neither SearchHelp nor TUTORNET shall assign any of its rights or delegate any of its obligations under this agreement without the prior written consent of either party. Any prohibited assignment or delegation shall be null and void.

19.  OTHER

     (a) Neither SearchHelp nor TUTORNET shall be responsible for any delay in performance or failure to perform if caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond the parties' control and occurring without the fault or negligence of the delayed or non-performing party.

     (b) No modification or amendment hereof shall be binding unless in writing and signed by a duly authorized representative of each party.

     (c) All headings are for convenience only; each provision is separable and may be enforced without regard to past waivers at any time to the fullest extent of the law.

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

20.  NOTICES

     (a)  Notices to TUTORNET shall be sent to:

          Mr. Euburn Richard A. Forde
          TUTORNET.com Group, Inc.
          481 Carlisle Drive
          Herndon, VA 20170

     (b)  Notices to SearchHelp should be sent to:

          SearchHelp, Inc.
          1055 Stewart Avenue
          Bethpage, NY  11714

     (c)  With a copy to:

          Tannenbaum Helpern Syracuse & Hirschtritt LLP
          900 Third Avenue, 13th Floor
          New York, NY  10022
          Attn:  Ralph A. Siciliano

         IN WITNESS WHEREOF, the parties hereto have accepted and signed this Agreement as of the date shown below:

TUTORNET.com Group, Inc.                  SearchHelp, Inc.



----------------------------------        --------------------------------------
Signature                                 Signature



----------------------------------        --------------------------------------
Euburn Richard A. Forde, CEO              William Bozsnyak



----------------------------------        --------------------------------------
Date                                      Date

                                    EXHIBIT A


                   SEARCHHELP/TUTORNET SECURITY AND CONDITIONS

                                    AGREEMENT


The TUTORNET Electronic Classroom and Education Service SearchHelp TUTORNET website ("Website") is provided by TUTORNET.com group, Inc ("TUTORNET") to you and all persons or entities using your account ("you" or "user"), subject to the terms of this Security and Conditions Agreement ("Agreement"), and the rules that may be published and amended without notice from time to time by TUTORNET. Users who violate the terms of this Agreement will be immediately terminated from access to the Website and will have their service account ("Account") canceled. ENTERING AN ELECTRONIC CLASSROOM OF THE WEBSITE WILL CONSTITUTE YOUR COMPLETE ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO ABIDE BY THESE TERMS, DO NOT ENTER ANY ELECTRONIC CLASSROOM.

RULES FOR USING THE WEBSITE:
---------------------------

You are entirely responsible and liable for all activities conducted through your Account. The following list of restrictions and conditions, non-inclusive of other restrictions, rules or conditions that may be published and amended from time to time by TUTORNET, govern the relationship between TUTORNET and its users. TUTORNET reserves the right to terminate your Account at its sole discretion upon violation of these restrictions and conditions or for any other reason as deemed prudent by TUTORNET. You agree NOT to engage in any of the following activities while using the Website:

1. Harass, threaten, embarrass or cause distress or discomfort upon other Website participant(s), user(s), or other individual(s) or entity(s);

2. Transmit via the Website any information, data, text, files, links, software, chat, communication or other materials ("Content") that TUTORNET considers in its sole discretion to be unlawful, harmful, threatening, abusive, harassing, defamatory, vulgar, indecent, obscene, hateful, racially biased or insulting, ethnically biased or insulting, or otherwise objectionable;

3. Cause any classroom screen to "scroll" faster than other users are able to type to it or any action of similar disruptive effect;

4. Impersonate on the Website any person, including but not limited to, a Website teacher or Netucator, other Website personnel or officials, other Website participants, or any other TUTORNET official or employee;

5. Disrupt the normal flow of dialogue in a Website classroom or otherwise act in a manner that negatively affects the Netucator and/or other participants;

6. Post or transmit any unsolicited advertising, promotional materials, or any other forms of solicitation on or through the Website;

7. Violate any applicable local, state, national or international law, including but not limited to, any regulations having the force of law while using or accessing the Website or in connection with your use of the Website in any manner.

TUTORNET reserves the right to block, remove, or otherwise terminate any user for any reason at its sole and complete discretion. No refunds will be issued for temporary or permanent termination of any user's account for violation of these rules or for any other violation of the terms of this security statement.

Intellectual Property
---------------------

You agree that you will not upload or transmit any Content to the Website that infringes any patent, trademark, trade secret, copyright or other proprietary rights ("Rights") of any party. By submitting Content to any classroom or other part of the Website, you automatically grant - or warrant that the owner of such Content has expressly granted -TUTORNET the royalty-free, perpetual, irrevocable, non-exclusive right and license to use, reproduce, modify, adapt, publish, translate, create derivative works from, distribute, perform, and display such Content (in whole or in part) worldwide and/or to incorporate it in other works in any form, media, or technology known or later developed for the full term of any rights that may exist in such Content. Without the prior written permission of TUTORNET, you may not frame any of the content of the Website, or incorporate into another website or other service, any of the intellectual property of TUTORNET. You may not use any trademark or service mark appearing on the Website without the prior written consent of the owner of the mark.

Content
-------

You and any user of your Account must evaluate, and bear the risk associated with, the accuracy, completeness or usefulness of any Content. TUTORNET shall not be responsible for any Content. TUTORNET does not pre-screen or monitor all Content as a matter of policy, but TUTORNET shall have the right, but not the responsibility, to remove Content which is deemed in TUTORNET's sole discretion harmful, offensive, or otherwise in violation of this Agreement or any rules TUTORNET has in place at the time. TUTORNET may elect at its sole discretion to monitor some, all, or none of the classrooms for adherence to this Agreement or TUTORNET's rules.

Privacy Policy
--------------

TUTORNET operates an interactive online tutorial website that provides students with live, one-on-one tutoring. In order to provide this service, TUTORNET will collect pertinent information from its subscribers. TUTORNET considers its subscribers' trust its most important asset and will protect the confidentiality of all of its subscribers' information. The following list outlines TUTORNET's privacy policy and principles.

6. TUTORNET will safeguard its subscribers' information according to strict standards of security and confidentiality.

6. TUTORNET will limit the collection and use of its subscribers' information to the minimum amount required to deliver its superior tutorial service. This information may include: 1) the subscribers' (parent or legal guardian) name, address, email address, and phone number; 2) the subscribers' credit card information; and 3) the child's name, date of birth, grade level, and the name of the school at which he or she is enrolled.

6. TUTORNET will permit only authorized employees to have access to the subscribers' information. The child's first name only will be known to the Netucators and to those persons that are participating in a group tutoring session.

6. For the students' protection, TUTORNET will digitally capture and store in its databases all electronic conversations between the Netucators and the students.

6. TUTORNET will take reasonable measures not to disclose the contents of the subscribers' or the students' communications with TUTORNET unless it is required to release this information by law or in the good faith belief that such disclosure is reasonably necessary to: (i) conform to the edicts of the law or to comply with legal process served on TUTORNET; (ii) protect and defend the rights or property of TUTORNET or to enforce or to further the application or the intent of the terms of the subscribers' agreement with TUTORNET; or (iii) to protect the personal safety of TUTORNET's participants.

6. TUTORNET will continuously review its policies and procedures to ensure that customer privacy is protected.

Disclaimer of Warranties
------------------------

YOU EXPRESSLY AGREE THAT USE OF TUTORNET AND THE WEBSITE IS AT YOUR OWN RISK. TUTORNET AND ALL AFFILIATES SHALL NOT BE RESPONSIBLE FOR ANY CONTENT FOUND ON THE WEBSITE. TUTORNET AND ALL AFFILIATES EXPRESSLY DISCLAIM ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED. ADDITIONALLY, TUTORNET AND ALL AFFILIATES MAKE NO WARRANTY THAT 1) THE WEBSITE WILL MEET YOUR REQUIREMENTS; 2) THE WEBSITE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; 3) ANY RESULTS MAY BE OBTAINED FROM THE USE OF THE WEBSITE; AND/OR 4) ANY INFORMATION OBTAINED THROUGH THE WEBSITE WILL BE ACCURATE OR RELIABLE. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY YOU FROM THE WEBSITE SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN.

YOU UNDERSTAND AND AGREE THAT ANY CONTENT DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE WEBSITE IS DONE AT YOUR OWN DISCRETION AND RISK AND THAT

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

YOU WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGES TO YOUR COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS IN THE DOWNLOAD OF SUCH CONTENT. YOU UNDERSTAND AND AGREE THAT ANY COPYRIGHTED MATERIAL THAT YOU DOWNLOAD OR OTHERWISE OBTAIN THROUGH THE USE OF THE WEBSITE IS PROTECTED BY COPYRIGHT LAWS AND REGULATIONS AND THAT DOWNLOADING AND/OR USING COPYRIGHTED MATERIAL IN AN ILLEGAL MANNER COULD RESULT IN LAWSUITS, DAMAGES, OR OTHER SANCTIONS AGAINST YOU.

Limitation of Liability
-----------------------

TO THE FULLEST EXTENT PERMISSIBLE UNDER THE APPLICABLE LAW, TUTORNET AND ALL AFFILIATES SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF THE USE OF THE
WEBSITE SERVICE, INCLUDING ANY DAMAGES FROM VIRUSES ALLEGED TO HAVE BEEN OBTAINED FROM THE WEBSITE SERVICE AND INCLUDING ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OR INABILITY TO USE THE WEBSITE, OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES, OR RESULTING FROM ANY GOODS OR SERVICES PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO THROUGH THE WEBSITE, OR RESULTING FROM UNAUTHORIZED ACCESS TO OR ALTERATION OF PROFITS, USE, DATA, OR OTHER INTANGIBLE PROPERTIES, EVEN IF TUTORNET AND ALL AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Background Check for Netucators
-------------------------------

TUTORNET shall conduct a background examination for all tutor or Netucator applicants prior to hiring them as independent contractors. Such background examination will include, but not be limited to, verification of criminal record with law enforcement agencies or other public agencies or offices providing such services. TUTORNET AND ALL AFFILIATES DO NOT WARRANTY THE ACCURACY OF PUBLIC RECORDS REVIEWED FOR THIS PURPOSE AND ARE NOT RESPONSIBLE FOR ERRORS IN OR OMISSIONS FROM SUCH RECORDS. If such background examination reveals any criminal conviction, that application for status as a tutor or Netucator with TUTORNET will be rejected without exception. All tutor or Netucator applicants must be employed by an educational institution, as defined within TUTORNET's sole discretion, prior to being considered for tutor or Netucator status on the Website.

Registration
------------

All students must provide documentation indicating their date of birth, current grade in school, and school they attend, prior to becoming a student on the Website. Parents must register all students under 18 years of age. All students and Netucators will have an individual identification number that traces them back to their name, address and form of legal state/federal identification

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

presented in their initial registration. TUTORNET and the Website will conform to all federal requirements of the Children's Online Privacy Protection Act when that legislation takes effect.

Termination of Account
----------------------

You or TUTORNET may terminate your Account at any time for any reason. Once your Account is terminated, you cannot access the Website in any manner or for any reason, and you cannot assist in enabling a terminated user access to the Website using or via your Account.

Minors
------

In cases where you have authorized or registered another individual, including a minor, to use your Account, you recognize and agree that you are fully responsible for: (i) the online conduct of such user at the Website; (ii) controlling the user's access to and use of the Website; and (iii) the consequences of any misuse. You further recognize and agree that the holder of the Account is entirely responsible for all activities conducted through such Account.

Miscellaneous
-------------

For those users and subscribers who reside within the United States at the time of their acceptance of this Agreement, the Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding its conflict of law provisions, and you agree to submit to the personal jurisdiction of the courts of the Commonwealth of Virginia for any cause or action arising out of this Agreement. In the event that any portion of this Agreement is deemed by a court to be invalid, the remaining provisions shall remain in full force and effect. TUTORNET reserves the right to revise this Agreement at any time, and you should periodically review this Agreement to determine the conditions to which you are bound. The opinions expressed by users in any of the Website's classrooms are not necessarily those held by TUTORNET. TUTORNET has received a service mark for the term, "Netucator."

                                    EXHIBIT B

                                    SCHEDULE
All times are Eastern (USA).
                        SUNDAY       MONDAY       TUESDAY      WEDNESDAY    THURSDAY     FRIDAY      SATURDAY
       BASIC MATH       Close        6 To 9pm     6 To 9pm     Close        Close        Coming      Coming
       ALGEBRA I        6 To 9pm     6 To 9pm     6 To 9pm     6 To 9pm     6 To 9pm     Coming      Coming
       ALGEBRA II       6 To 9pm     6 To 9pm     6 To 9pm     6 To 9pm     Close        Coming      Coming
       GEOMETRY         6 To 9pm     Close        6 To 9pm     6 To 9pm     Close        Coming      Coming
       TRIGONOMETRY     Coming       Coming       Coming       Coming       Coming       Coming      Coming
       CALCULUS         Coming       Coming       Coming       Coming       Coming       Coming      Coming
       SAT MATH PREP    Coming       Coming       Coming       Coming       Coming       Coming      Coming
       GED MATH PREP    Coming       Coming       Coming       Coming       Coming       Coming      Coming
       BASIC SCIENCE    6 To 9pm     6 To 9pm     6 To 9pm     6 To 9pm     6 To 9pm     Coming      Coming
       BIOLOGY          6 To 9pm     6 To 9pm     6 To 9pm     6 To 9pm     6 To 9pm     Coming      Coming
       21. CHEMISTRY    Coming       Coming       Coming       Coming       Coming       Coming      Coming
       PHYSICS          Coming       Coming       Coming       Coming       Coming       Coming      Coming


                                    EXHIBIT C

          (a) Subjects

Mathematics:
Basic Math,  Algebra I, Geometry,  Algebra II,  Trigonometry,  Pre-Calculus,  AP
----------   ---------  --------   ----------   ------------   ------------   --
Calculus, SAT Math Prep, GED Math Prep
--------  -------------  -------------

Sciences:
Basic Science, Biology, Chemistry, Physics
-------------  -------  ---------  -------

MATHEMATICS

BASIC MATH

Netucators will assist the student with counting, grouping and identifying numbers; understanding the patterns of mathematics such as the relationships among addition, subtraction, multiplication and division; grasping the elements of geometry and probability.
                  --------------------------------------------

ALGEBRA I

Netucators provide assistance in the areas of variables, expressions, equations, inequalities, and analysis of data derived from real-world phenomena. Topics include (but are not limited to) signed numbers, linear equations, polynomial equations, and graphing. Emphasis is placed on making connections in algebra to arithmetic, geometry, and statistics.
                  --------------------------------------------

GEOMETRY

Netucators provide assistance with properties of triangles, quadrilaterals, polygons, circles, and solids using inductive and deductive reasoning. Conjectures about properties and relationships are developed inductively and then verified deductively. Vectors, transformations, algebra, and technologies are used as tools to solve geometry problems.
                  --------------------------------------------

ALGEBRA II

Netucators deal with algebraic concepts through the study of functions, polynomials, rational expressions, complex numbers, matrices, and data analysis. Emphasis is placed on the mechanics of algebra with real-world applications and modeling. Numerical, graphical, and algebraic solutions should be considered for all problems as applicable.
                  --------------------------------------------

TRIGONOMETRY

Trigonometry topics include circular functions, right triangle ratios, solving trigonometric equations, inverses, identities, The Laws of Sines and Cosines, graphing trigonometric functions, and applying trigonometric techniques to solving real-world problems.
                  --------------------------------------------

PRE-CALCULUS

Pre-calculus Netucators provide instruction with functions through the study of polynomials, transformations, rational functions, exponential and logarithmic functions, inverses, polar equations, parametric equations, two-dimensional vectors, and selected topics in discrete mathematics. Assistance also includes the study of limits, continuity, maximum and minimum points and values, definition and properties of the derivative, rules of differentiation, equations of tangent lines to polynomial functions, infinite limits, and partial fractions.
                  --------------------------------------------

AP CALCULUS

Netucators assist in preparing students to take the Advanced Placement examination given each spring, for which placement and/or credit may be awarded at the college level if a qualifying score is obtained. Content of this college-level course corresponds to the syllabus of the College Board Advanced Placement Program. Content includes concepts and applications of differential and integral calculus.
                  --------------------------------------------

SAT MATH PREP

SAT mathematics topics range from basic math skills (such as operations with whole numbers, decimals, percents, and fractions) to Algebra I and Geometry skills (such as solving equations and word problems, order of operations, interpreting graphs and finding area and perimeter of geometric figures). Students can also learn strategies on taking the SAT test and on answering each type of math question (multiple choice word problems, student-produced response questions, or quantitative comparisons) in this classroom.
                  --------------------------------------------

GED MATH PREP

GED mathematics topics range from basic math skills (such as operations with whole numbers, decimals, percents, and fractions) to Algebra I and Geometry skills (such as solving equations and word problems, order of operations, interpreting graphs and finding area and perimeter of geometric figures). Students can also learn strategies on taking the GED exam in this classroom.
                  --------------------------------------------

SCIENCES

BASIC SCIENCE Netucators will assist the student in learning about such things as nature, plants, animals and their environment; earth's structure and systems; sound and light; metrics; stars and constellations.
                  --------------------------------------------

BIOLOGY

Biology Netucators provide assistance by focusing on the life processes that occur within the cell, the anatomy and physiology of complex multi-cellular organisms, and the ways by which life forms reproduce, develop, and adapt to conditions in their environment.
                  --------------------------------------------

CHEMISTRY

Chemistry Netucators assist students in acquiring an understanding of how chemical theory is developed and how a chemist thinks and works. Students study the composition, properties, and reactions of matter.
                  --------------------------------------------

PHYSICS

Netucators assist students with the central concepts of physics, including the dual wave-particle nature of light, the conservation laws (mass, energy, and momentum), and atomic theory.